SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT TO REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 19, 1996
                Date of Report (Date of earliest event reported)


                       CHILDREN'S BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)


        Minnesota                        0-21534                41-1663712
(State or other jurisdiction      (Commission File No.)    (IRS Employer ID No.)
   of incorporation)


                             724 First Street North
                          Minneapolis, Minnesota 55401
                    (Address of principal executive offices)


                                 (612) 338-3300
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, pro forma financial information and exhibits, if any, or other portions of its Form 8-K Report filied June 19, 1996, as set forth in the pages attached hereto.



         Item 7.  Financial Statements and Exhibits.

                  (a)  Financial Statements of Business Acquired.

                           Financial statements required to be filed pursuant to
                           Item 7 of Form 8-K filed June 19, 1996, for Radio Elizabeth, Inc.

                  (b)  Pro Forma Financial Information.

                           Pro forma financial information required to be filed pursuant to Item 7 of Form 8-K filed June 19, 1996, for Children's Broadcasting Corporation.

                  (c)  Exhibits

                           Consent of Smolin, Lupin & Co., P.A.



                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                                 BALANCE SHEETS

                                     ASSETS
                                                  December 31    March 31,
                                                     1995          1996
                                                   (Audited)    (Unaudited)
                                                  ----------    ----------
CURRENT ASSETS:
  Cash and Cash Equivalents                       $   26,015    $  169,893
  Accounts Receivable                                 97,998        87,446
  Due from Stockholder                               252,596        70,073
                                                  ----------    ----------
       Total Current Assets                          376,609       327,412
                                                  ----------    ----------

EQUIPMENT:
  Tower Equipment                                    232,576       246,482
  Equipment                                          137,164       137,164
                                                  ----------    ----------
     Total                                           369,740       383,646
     Less:  Accumulated Depreciation                 224,025       231,558
                                                  ----------    ----------
                                                     145,715       152,088
                                                  ----------    ----------

BROADCASTING LICENSE                                    --          26,351
                                                  ----------    ----------

            TOTAL ASSETS                          $  522,324    $  505,851
                                                  ==========    ==========

                   LIABILITIES AND STOCKHOLDER'S (DEFICIENCY)

CURRENT LIABILITIES:
  Accounts Payable and Accrued Expenses           $  132,243    $  149,316
  Payroll Taxes Payable                                1,944         6,156
  Customer Deposits                                    2,960           869
  Liabilities Subject to Compromise - Current
   Portion                                            83,899       875,727
                                                  ----------    ----------
       Total Current Liabilities                     221,046     1,032,068
                                                  ----------    ----------

LIABILITIES SUBJECT TO COMPROMISE:
  Notes Payable in Default                           406,640          --
  Unsecured Accounts Payable                         174,526          --
  Accrued Interest on Defaulted Notes                 70,536          --
  Payroll Taxes Payable                              120,400          --
  Accrued Penalties and Interest on Payroll
   Taxes Payable                                      33,561          --
                                                  ----------    ----------
       Total Liabilities Subject to Compromise       805,663          --
                                                  ----------    ----------

COMMITMENTS

STOCKHOLDER'S (DEFICIENCY):
  Common Stock - No Par Value; 425 Shares
   Authorized; 250 Shares Issued and
   Outstanding                                        75,000        75,000
  Accumulated Deficit - Since July 11, 1995 in
   Connection with Reorganization                    (50,273)      (72,105)
  Accumulated Deficit - Prior to Reorganization     (529,112)     (529,112)
                                                  ----------    ----------
                                                    (504,385)     (526,217)
                                                  ----------    ----------

          TOTAL LIABILITIES AND STOCKHOLDER'S
           (DEFICIENCY)                           $  522,324    $  505,851
                                                  ==========    ==========



See notes to financial statements.




                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                              Year Ended December 31,      Three Months Ended March 31,
                                            -------------------------       -------------------------
                                               1994           1995             1995            1996
                                           (Unaudited)      (Audited)       (Unaudited)     (Unaudited)
                                            ---------       ---------       ---------       ---------
REVENUE                                     $ 428,673       $ 405,173       $  45,447       $  78,964


OPERATING EXPENSES                            345,005         421,167          89,957          90,798
                                            ---------       ---------       ---------       ---------


INCOME (LOSS) FROM OPERATIONS                  83,668         (15,994)        (44,510)        (11,834)
                                            ---------       ---------       ---------       ---------


OTHER INCOME AND (EXPENSE):
  Interest Income                                                --              --             1,309
  Interest Expense                            (41,015)        (35,480)         (8,965)        (11,307)
                                            ---------       ---------       ---------       ---------
                                              (41,015)        (35,480)         (8,965)         (9,998)
                                            ---------       ---------       ---------       ---------


LOSS BEFORE REORGANIZATION ITEMS AND STATE
 INCOME TAXES                                  42,653         (51,474)        (53,475)        (21,832)
                                            ---------       ---------       ---------       ---------


REORGANIZATION ITEMS:
  Interest Earned on Accumulated Cash
   Resulting from Chapter 11 Proceedings          194           1,088             317            --
  Professional Fees                            (2,000)        (29,839)           --              --
                                            ---------       ---------       ---------       ---------
       Total Reorganization Items              (1,806)        (28,751)


LOSS BEFORE STATE INCOME TAXES                 40,847         (80,225)        (53,158)        (21,832)


STATE INCOME TAXES                                 66              55              52            --
                                            ---------       ---------       ---------       ---------


NET INCOME (LOSS) FOR THE PERIOD            $  40,781       $ (80,280)      $ (53,210)      $ (21,832)


ACCUMULATED DEFICIT


BALANCE - Beginning                          (539,886)       (499,105)       (499,105)       (579,385)
                                            ---------       ---------       ---------       ---------


BALANCE - Ending                            $(499,105)      $(579,385)      $(552,315)      $(601,217)
                                            =========       =========       =========       =========



See notes to financial statements.




                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                            STATEMENTS OF CASH FLOWS



                                                   Year Ended December 31,    Three Months Ended March 31,
                                                  -------------------------    ------------------------
                                                     1994           1995           1995         1996
                                                 (Unaudited)     (Audited)     (Unaudited)  (Unaudited)
                                                   --------       --------        --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Profit (Loss) for the Period                 $ 40,781       $(80,280)       $(53,210)    $(21,832)
  Adjustments to Reconcile Net Loss to Net
   Cash Provided by Operating Activities:
    Bad Debts Expense                                41,382         14,895            --           --
    Depreciation                                     15,073         20,203           3,686        7,532
  Net Change in Operating Assets and Liabilities:
    Accounts Receivable                             (55,924)       (56,851)         30,725       10,552
    Accounts Payable and Accrued Expenses          (213,433)       128,687           6,842       17,076
    Payroll Taxes Payable                          (171,356)          (246)          3,220        4,212
    Customer Deposits                                  (173)           480           2,088       (2,091)
    State Income Taxes Payable                           41            (41)             52         --
    Unsecured Accounts Payable - Subject to
     Compromise                                     211,095        (12,769)           --         (6,373)
    Accrued Interest on Defaulted Notes - Subject
     to Compromise                                   24,415          8,780           7,165        3,807
    Payroll Taxes Payable - Subject to
     Compromise                                     172,169        (21,669)           --        (11,269)
    Accrued Penalties and Interest on Payroll
     Taxes Payable - Subject to Compromise           16,603         15,920           3,982         --
                                                   --------       --------        --------     --------

       Net Cash Provided by Operating Activities     80,673         17,109           4,550        1,614
                                                   --------       --------        --------     --------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Broadcasting License                     --             --              --        (26,351)
  Purchase of Tower Equipment                          --          (83,583)           --        (13,908)
  Loan to Stockholder                                  --          (16,963)           --        (57,477)
  Repayment by Stockholder                             --           20,000            --        240,000
                                                   --------       --------        --------     --------


       Net Cash Provided by (Used by)
        Investing Activities                           --          (80,546)           --        142,264
                                                   --------       --------        --------     --------


NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                    80,673        (63,437)          4,550      143,878


CASH AND CASH EQUIVALENTS - Beginning                 8,779         89,452          89,452       26,015
                                                   --------       --------        --------     --------


CASH AND CASH EQUIVALENTS - Ending                 $ 89,452       $ 26,015        $ 94,002     $169,893
                                                   ========       ========        ========     ========


See notes to financial statements.




                              RADIO ELIZABETH, INC.
                               T/A WJDM - 1530 AM

                          NOTES TO FINANCIAL STATEMENTS

           MARCH 31, 1996 (UNAUDITED) AND DECEMBER 31, 1995 (AUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of Business:

                  Radio Elizabeth, Inc. T/A WJDM - 1530 AM is a 1,000 watt AM radio station broadcasting during daylight hours. The station reaches approximately 1.9 million people in eight Northern New Jersey Counties, Staten Island, parts of Brooklyn, Upper West Manhattan and Eastern Queens. During August of 1994, Radio Elizabeth, Inc. T/A WJDM - 1530 AM changed its broadcasting format from golden oldies to ethnic and religious programming.

         Bankruptcy Petition:

                  On November 1, 1993, Radio Elizabeth, Inc. T/A WJDM - 1530 AM filed a petition for relief under Chapter 11 of the Federal Bankruptcy Code. Under Chapter 11, certain claims against the Debtor in existence prior to the filing are stayed while the Debtor continues business as a Debtor in Possession. These claims are reflected in the balance sheet as "Liabilities Subject to Compromise". A Plan of Reorganization was approved July 11, 1995 (see Note 8).

         Cash and Cash Equivalents:

                  Management considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be cash equivalents (see Note 2).

         Accounts Receivable:

                  The Company makes no provision for doubtful accounts. When an account becomes uncollectible, it is then charged directly to current operations. The Company's management believes that all material accounts receivable will be collected.

         Property and Equipment:

                  Property and Equipment are recorded at cost and are being depreciated over their estimated useful lives using both accelerated and straight-line methods.

         Use of Estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE 2 - CASH AND CASH EQUIVALENTS:

         Cash and cash equivalents consist of the following:

                                                    December 31,   March 31,
                                                       1995          1996
                                                     -------       --------
          Operating Accounts                         $(4,176)      $  6,321


          Money Market - United Jersey Bank
           interest approximately 2.2%                30,191         12,432

          Certificate of Deposit - United
           Jersey Bank, interest approximately
           4.90%                                         --         151,140
                                                     -------       --------
                                  TOTAL              $26,015       $169,893
                                  =====              =======       ========


NOTE 3 - DUE FROM STOCKHOLDER:

                  Monies advanced to the stockholder of the Corporation do not bear interest and are expected to be repaid within the current year (see Note 9).


NOTE 4 - LIABILITIES SUBJECT TO COMPROMISE:

                  On November 1, 1993, Radio Elizabeth, Inc. T/A WJDM - 1530 AM filed a petition for relief under Chapter 11 of the Federal Bankruptcy Code. These claims are as follows:

                                                                                 December 31,       March 31,
                                                                                     1995             1996
              Notes Payable in Default:

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City, and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                          $350,000           $350,000

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City, and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                            50,000             50,000

              Note Payable - Summit Bank - with interest at 2% above the bank's prime rate secured by accounts receivable, equipment, the
               stockholder's personal residence in Springfield, New Jersey, and an apartment unit in New York City and prohibits the issuance of any additional common stock without the prior written consent of
               the bank.                                                             6,640              6,640

              Accrued Interest on Defaulted Notes                                  100,536            104,343
                                                                                  --------           --------

                   Total Secured Claims                                           $507,176           $510,983

              Unsecured Accounts Payable                                          $198,325           $191,953






                                                                                 December 31,        March 31,
                                                                                     1995              1996


              Payroll Taxes Payable                                               $150,500           $139,230

              Accrued Penalties and Interest on
               Payroll Taxes Payable                                                33,561             33,561
                                                                                  --------           --------

              Total Liabilities Subject To Compromise                              889,562            875,727

              Less:  Current Portion                                                83,899            875,727
                                                                                  --------           --------
              Total Liabilities Subject to
               Compromise - Long-Term                                             $805,663           $   -
                                                                                  ========           ========



NOTE 5 - COMMITMENTS:

                  The Company leases its operating facilities on a month-to-month basis at $1,675, per month. The Company leases parking facilities on a month-to-month basis at $100, per month. The Company also leases its tower transmitting site under a long-term lease expiring March 2000 with a CPI index adjustment after every five years. The current monthly base rent is $437. Rent expense was $6,508 and $27,475 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.

                  The Company's future minimum lease payments under the above lease agreement are as follows:

                    Period Ended
                      March 31,
                    ------------
                        1997                           $ 5,244
                        1998                             5,244
                        1999                             5,244
                        2000                             1,311
                                                       -------
                                                       $17,043



                  The Company has also entered into contracts to purchase additional tower equipment for the 1660 AM band. The total due on these contracts at March 31, 1996 is $21,077. This amount is included in accounts payable and accrued expenses.


NOTE 6 - INCOME TAXES:

                  The Company, as of March 31, 1996, has unused Federal and State operating loss carryforwards of approximately $350,296 and $352,270, which may be applied against future taxable income expiring in 2008 and 2001, respectively.


NOTE 7 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                  Cash paid for interest was $7,500 for the three months ended March 31, 1996 and $26,700 for the year ended December 31, 1995. Cash paid for state income taxes was $97 for the year ended December 31, 1995.


NOTE 8 - PLAN OF REORGANIZATION:

                  On July 11, 1995, the Bankruptcy Court confirmed the Company's Plan of Reorganization. The confirmed plan provides for the following:

         Secured Debt:

                  The Company secured debt of $510,983, including accrued interest, to Summit Bank at March 31, 1996, is currently being satisfied by a $10,000 payment upon confirmation of Debtor's Plan and the remaining balance is being paid in monthly installments of $2,500, which commenced one month after confirmation of Debtor's Plan. As of the report date, Radio Elizabeth, Inc. T/A WJDM - 1530 has paid $30,000 to Summit Bank.

         Priority Tax Claims:

                  Payroll and withholding taxes of $172,791, including accrued penalties and interest at March 31, 1996, are currently being satisfied by a $10,000 payment to the Internal Revenue Service and $400 to the State of New Jersey and the remaining balances of both claims will be paid at the rate of 1/60 of said claims for 60 consecutive months payable quarterly. As of the report date, Radio Elizabeth, Inc. T/A WJDM - 1530 AM has paid $31,959 to the Internal Revenue Service and $980 to the State of New Jersey.

         Unsecured General Creditors:

                  The $191,953 claims of general unsecured creditors at March 31, 1996, are currently being paid 3% of their respective claims quarterly until such claims will be paid in full as filed with the Bankruptcy Court. As of the report date, Radio Elizabeth, Inc. T/A WJDM
         - 1530 AM has paid $19,427 to general unsecured creditors.

         Common Stock:

                  No dividends will be paid upon common stock as long as claims of creditors remain unpaid.

         Anticipated Payment Provision:

                  The Company is the holder of a 1,000 watt broadcasting license issued by the Federal Communications Commission which permits only daytime broadcasting. The Federal Communications Commission has issued the Company a STA 10,000 watt daytime, 1,000 watt night time broadcasting license on the expanded band 1660 AM. The Company is waiting for the final license for this 1660 AM band from the Federal Communications Commission (see Note 9). The Company will pay the balance owing to creditors upon a sale of its station and will apply 70% of any lease proceeds to payment of its creditors in the following order:

                  1.       To the secured claims of Summit Bank.

                  2. To the payment of the balance owing for taxes to the Internal Revenue Service and the State of New Jersey.

                  3.       To the balance owing unsecured creditors.

                  As of the report date, Radio Elizabeth, Inc. T/A WJDM - 1530 AM has fulfilled all of its obligations under the terms of the Plan of Reorganization as approved by the Bankruptcy Court (see Note 9).


NOTE 9 - SUBSEQUENT EVENTS:

                  The Company's stockholder has entered into an agreement to sell his common stock to Children's Broadcasting Corporation of Minneapolis, Minnesota for $10,000,000 payable at closing. A portion of the proceeds will be used to fully satisfy all outstanding debt to the company, and repay the stockholder loan (see Notes 3 and 8). It is the intention of Children's Broadcasting Corporation to use the expanded 1660 AM Band to broadcast its children radio programming which is directed to pre-teenage children and their families. The current stockholder will be allowed to continue to operate the 1530 AM Band up to a maximum of five years as permitted by the Federal Communications Commission under a LMA to be entered into at closing.




        Unaudited pro forma financial position as if the acquisitions had occurred March 31, 1996 would be:

                                                 Radio     Pro forma         Combined      Wolphin    Pro forma
                                      CBC      Elizabeth   Adjustments         Total    Broadcasting  Adjustments        Total
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------
March 31, 1996:

  Current assets                  $16,868,827  $  327,412  $      --        $17,196,239  $   57,729   $  (57,729)(2)  $17,196,239
  Deffered expenses                 1,978,890                                 1,978,890                                 1,978,890
  Property and equipment            3,033,401     152,088      137,912 (1)    3,323,401       8,588      306,412 (2)    3,638,401
  Broadcast licenses                4,913,259      26,351   10,801,688 (1)   15,741,298     273,465      911,535 (2)   16,926,298
  Other assets                      1,305,215                                 1,305,215                                 1,305,215
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------
    Total assets                  $28,099,592  $  505,851  $10,939,600      $39,545,043  $  339,782   $1,160,218      $41,045,043
                                  ===========  ==========  ===========      ===========  ==========   ==========      ===========

  Current liabilities             $ 3,062,072  $1,032,068  $(1,032,168)(1)  $ 3,061,972  $   74,805   $  (74,805)(2)  $ 3,061,972
  Long-term debt                      662,447                                   662,447                                   662,447
  Other liabilities                    50,899                                    50,899                                    50,899
  Redeemable convertible                                                                                                        0
     preferred stock                2,286,386                                 2,286,386                                 2,286,386
  Shareholders' equity (deficit)   22,037,788    (526,217)  11,971,768 (1)   33,483,339     264,977    1,235,023 (2)   34,983,339
                                  -----------  ----------  -----------      -----------  ----------   ----------      -----------

    Total liabilities and
       shareholders' equity       $28,099,592  $  505,851  $10,939,600      $39,545,043  $  339,782   $1,160,218      $41,045,043
                                  ===========  ==========  ===========      ===========  ==========   ==========      ===========


Pro forma adjustments to financial position:

(1) Purchase accounting adjustments associated with the acquisition of Radio Elizabeth, Inc.,including: (i) adjustment of property and equipment to a fair market value of $290,000 (ii) seller obligation to repay all liabilities out of the proceeds of the sale totalling $1,032,068 at March 31, 1996; (iii) common stock valued at $11,500,000 to be issued to finance the purchase and (iv) $10,828,039 of broadcast license value purchased, allocated $750,000 to 1530 AM and $10,087,039 to 1660 AM.

(2) Purchase accounting adjustments associated with the acquisition of Wolpin Broadcasting Company,including: (1) seller to retain title to all current assets
(ii) adjustment of existing property and equipment to a fair market value of $75,000 and record land purchased in conjunction with the acquisition valued at $240,000 (iii) $1,185,000 of broadcast license value purchased (iv) seller obligation to repay all liabilities out of the proceeds of the sale totalling $74,805 at March 31, 1996; and (iii) common stock valued at $1,500,000 to be issued to finance the purchase.



                           Children's      Radio                        Pro Forma      Wolpin                       Pro Forma
                          Broadcasting   Elizabeth,    Pro Forma        Including    Broadcasting   Pro Forma       Including
                           Corporation     Inc.        Adjustments        REI          Company     Adjustments     REI and WPC
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Year Ended December 31, 1995:

Revenues                   $ 5,106,545  $   405,173    $  (405,173)(1) $ 5,112,545   $   566,041   $               $ 5,678,586
                                                             6,000 (4)                                                    --
Operating expenses          10,006,059      421,167       (421,167)(1)  10,006,059       475,028        66,275(5)   10,547,362
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Income (loss) from
  operations                (4,899,514)     (15,994)        21,994      (4,893,514)       91,013       (66,275)     (4,868,776)
Reorganization items                        (28,751)        28,751 (1)       --             --            --              --
Interest expense, net       (1,208,263)     (35,480)        35,480 (1)  (1,208,263)         --            --        (1,208,263)
Income taxes                                    (55)            55 (1)       --             --            --              --
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Net Income (loss)          $(6,107,777) $   (80,280)   $    86,280     $(6,101,777)  $    91,013   $   (66,275)    $(6,077,039)
                           ===========  ===========    ===========     ===========   ===========   ===========     ===========
Net loss per share         $     (2.22)                                                                            ($     1.59)
                           ===========                                                                             ===========
Weighted average number
  of shares outstanding      2,815,500                                                                               3,815,500
                           ===========                                                                             ===========


Three Months Ended March 31, 1996:

Revenues                   $ 1,216,023  $    78,964    $   (78,964)(1) $ 1,217,523   $   106,674   $      --       $ 1,324,197
                                                             1,500                                                        --
Operating expenses           2,823,990       90,798        (90,798)(1)   2,823,990       121,785        85,781       3,031,556
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Income (loss) from
  operations                (1,607,967)     (11,834)        13,334 (1)  (1,606,467)      (15,111)      (85,781)     (1,707,359)
Reorganization items              --           --             --              --            --            --
Interest expense, net         (267,906)      (9,998)         9,998 (1)    (267,906)         --                        (267,906)
Income taxes                      --           --             --              --            --
                           -----------  -----------    -----------     -----------   -----------   -----------     -----------
Net Income (loss)          $(1,875,873) $   (21,832)   $    23,332     $(1,874,373)  $   (15,111)  $   (85,781)    $(1,975,265)
                           ===========  ===========    ===========     ===========   ===========   ===========     ===========
Net loss per share         $     (0.63)                                                                            $     (0.50)
                           ===========                                                                             ===========
Weighted average number
  of shares outstanding      3,062,500                                                                               4,062,500
                           ===========                                                                             ===========


Pro forma adjustments to operations:

        (1) Eliminate the revenue and operating expenses related to the operation of radio station WJDM 1530 AM to give effect for the local programming agreement.

        (2) The acquired broadcast license for 1660 AM valued at $10,078,039 will be amortized over an estimated useful life of 20 years beginning with the issuance of a license covering the new 1660 AM frequency. As a result, no pro forma adjustment has been recorded for amortization expense associated with the purchase broadcast license.

        (3) LMA fees to be paid by CBC to the seller of $80,000 per month, will begin with the commencement of broadcast operations on the new 1660 AM frequency and continue until FCC approval for the transfer of the broadcast license is received by CBC. As a result, no pro forma adjustment has been recorded for this expense.

        (4) LMA fee of $500 per month paid by the seller to CBC for the continued rights to broadcast on 1530 AM.

        (5) Reflects an adjustment to depreciation and amortization expense related to property and equipment and broadcast licenses acquired from Wolpin Broadcasting Company as if the transaction had occurred on January 1, 1995. Straight-line depreciation is calculated over eight years for equipment and the broadcast license is amortized over a twenty year life.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       CHILDREN'S BROADCASTING
                                       CORPORATION



Date:  June 21, 1996                   By /s/ James G. Gilbertson
                                          -----------------------
                                              James G. Gilbertson
                                              Executive Vice President and Chief
                                              Financial Officer